Results Presentation First Quarter 2011 Exhibit_99.1

2
Legal Notice
DISCLAIMER
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3
Legal Notice
FORWARD-LOOKING STATEMENTS
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4 4 Agenda Analysis of results Analysis of results Conclusion Conclusion Highlights of the period Highlights of the period Financing Financing

EBITDA up 4.4% to Eur 2,273 M
EBITDA up 4.4% to Eur 2,273 M
Highlights of the period
5
Net Profit up 10.1% and for the first time
Net Profit up 10.1% and for the first time
exceeds Eur 1 bn in one quarter
exceeds Eur 1 bn in one quarter
Efficiency improves 13%
Efficiency improves 13%
First results of the organisational change
First results of the organisational change
Improvement in the financial profile
Improvement in the financial profile
Operating Cash Flow up 11% to Eur 1,678 M
Operating Cash Flow up 11% to Eur 1,678 M

6
Ratifying Iberdrola’s business model ...
International diversification
Prioritising green energies
Focus on operating efficiency
... and the internationalisation process developed in recent years …
Optimisation of financial
resources
Only 40% EBITDA
in Spanish traditional energy business
Worldwide leading wind company
Obtaining synergies and economies
of scale (expenses, procurements)
Access to financing
at very favourable conditions
A business model …
A business model …
…
…
for a Global Group
for a Global Group
Focus on core business
45,000 MW and 30 M customers
Highlights of the period

7
... that has permitted sustainable value creation in the last decade
Results and Dividends evolution*
Results and Dividends evolution*
Total Shareholder Return since 2000**
Total Shareholder Return since 2000**
Over Eur 10 bn in dividends of the last ten years***
EPS
EPS
2000
2000
2005
2005
2010
2010
0.24
0.24
0.38
0.38
0.52
0.52
2000
2000
2005
2005
2010
2010
0.13
0.13
0.22
0.22
0.34
0.34
DPS
DPS
Average
growth
8%
Average
growth 11%
*Dividends paid in the fiscal year. Includes attendance premium
158%
52%
IBERDROLA
EuroStoxx
Utilities
EuroStoxx 50
57%
IBEX 35
**Source: Bloomberg
Highlights of the period
* ** Assuming that all the holders of the freely assigned rights opted to receive cash dividends under the two issuances carried out by Iberdrola under the “Iberdrola Scrip
Dividend” programme
-15%

8
The new organisational model will further boost synergy
levels, efficiencies and best practice sharing
“Quick wins”
Management
by country
One only
Corporation
Management
by business
Treasury,
Purchases,
Communication, IT
Exchange of
best practices
Process
optimisation
Businesses
Processes
Designs
Eur 200 M
Eur 200 M
Eur 380
Eur 380
M/year
M/year
Eur 120
Eur 120
M/year
M/year
Higher
Higher
future
future
savings
savings
Highlights of the period

Improving
Improving
business portfolio
business portfolio
Continued
Continued
internationalisation
internationalisation
Increased
Increased
financial strength
financial strength
The optimisation process of Iberdrola Group continues
Agreement with
Qatar Holding
Elektro acquisition
in Brazil
9
Merger proposal with
Ibe. Renovables
Highlights of the period

Reinforcing the strength of the Group
taking into account the announced transactions
Closed April 27
Elektro acquisition
in Brazil
Merger
transaction with
Iberdrola
Renovables*
* Subject to the approvals of Iberdrola and Iberdrola Renovables Annual Shareholders Meetings
** In case the General Shareholders Meeting of Iberdrola Renovables approves the distribution in cash of the extraordinary dividend
Rights issue proceeds
Rights issue proceeds
10
Cash outflow**
Share
buy back program
Highlights of the period

11
Improving debt profile and financial ratios
Eur 10.7 bn liquidity after Elektro payment
18 months of financial needs covered
Tariff deficit securitisation process on track:
Eur 1.8 bn already cashed
Improving the financial strength
and consolidating at the A rating level
Eur 1.5 bn of bonds issued in the capital markets
Highlights of the period

Gross Margin up 1% to Eur 3,256 M …
Gross Margin (Eur M)
Gross Margin (Eur M)
3,224.5
3,255.7
Q1 2010 Q1 2011
Gross Margin by business
Gross Margin by business
12
+1.0%
+1.0%
Gross Margin
Renewables
Renewables
+5%
+5%
Brazil
Brazil
+9%
+9%
Networks
Networks
+6%
+6%
Liberalised
Liberalised
-7%
-7%
19%
19%
36%
36%
6%
6%
36%
36%
Others
Others
+12%
+12%
3%
3%

… and 20% since ScottishPower and Iberdrola USA transactions were completed in Q1 2009
Efficiency
13
Net Op. Expenses over Gross Margin
Net Op. Expenses over Gross Margin
30.1%
Q1 2009
27.7%
Q1 2011 v Q1 2010 increase
Q1 2011 v Q1 2010 increase
1.0%
Gross Margin
Net Op.
Expenses
-12.1%
Efficiency improves by 13% ...
24.1%
Q1 2010 Q1 2011
20% Efficiency gain

Savings concentrated in Iberdrola USA and the Corporate Centre
Efficiency
14
Q1 2011: First effects of the organisational change
Net Op. Expenses fall 12%
Net Op. Expenses fall 12%
Eur 108 M lower expenses
Eur 108 M lower expenses
Networks business
Liberalised
business
Renewables Corporate Centre
•
Efficiency
improvements in
USA and Spain
•
US Gas divestment
•
First expenses
reduction after
organisation
•
Efficiency gains:
Improvement of Net
Op. Expenses/operating
MW
•
Impact of the one
Corporate Centre

EBITDA up 4.4% to Eur 2,273 M
thanks to the Group’s diversified business portfolio
EBITDA (Eur M)
EBITDA (Eur M)
2,178.0
2,273.3
Q1 2010 Q1 2011
EBITDA by business
EBITDA by business
15
+4.4%
+4.4%
EBITDA
Networks and Renewables
compensate the performance of Liberalised business
Renewables
Renewables
+3%
+3%
Networks
Networks
+24%
+24%
Liberalised
Liberalised
-14%
-14%
20%
20% 34%
34%
6%
6%
37%
37%
Brazil
Brazil
+4%
+4%
3%
3%
Others
Others
+39%
+39%

Improvement of the Balance Sheet structure
16
Balance Sheet management
Leverage*
Leverage*
FFO**/Net Debt*
FFO**/Net Debt*
46.2%
40.4%
Q1 2010
Q1 2011
20.4%
24.9%
Q1 2010
Q1 2011
*Excluding tariff deficit and TEI
Debt* and Equity
Debt* and Equity
Debt
Debt
Equity
Equity
25,882
23,278
Q1 2010 Q1 2011
30,184
34,389
Q1 2010 Q1 2011
** FFO = Net Profit + Amortiz.&Prov. – Equity Income – Net Non Recurring Results – Fin. Prov.
Solid credit metrics within the A level

Double digit growth
in Net Profit and Operating Cash Flow
Net Profit
Net Profit
922
1,015
Q1 2010 Q1 2011
Net Profit and Operating Cash Flow
17
Recurring
+10.0%
Eur M
1,516
1,678
Q1 2010 Q1 2011
Operating Cash Flow (FFO)
Operating Cash Flow (FFO)
848
933
74
82
Non Recurring
+11.4%
+10.1%
+10.1%
+10.6%
+10.6%

18 18 Agenda Analysis of results Analysis of results Conclusion Conclusion Highlights of the period Highlights of the period Financing Financing

Double digit growth in Recurring Net Profit
and Operating Cash Flow
19 19
Var. %
Var. %
Q1 2011
Q1 2011
Net Op. Expenses*
Eur  M
Q1 2010
Q1 2010
Income Statement – Group
EBITDA
Operating Profit (EBIT)
Reported Net Profit
+4.4 2,273.7 2,178.0
+4.4 1,602.9 1,535.9
+10.1 1,014.8 921.7
Net Finance Cost -23.9 -226.5 -297.5
-784.7 -12.1 -893.2
Gross Margin 3,255.7 +1.0 3,224.5
*Excludes Levies
Recurring Net Profit
+10.0 932.5 847.8
Revenues 8,483.7 +10.4 7,687.9
Operating Cash Flow
+10.6% 1,677.7 1,516.4

Gross Margin up 1.0% to Eur 3,255.7 M
and Basic Margin up 0.9% to Eur 3,321.0 M
20 20
Gross Margin - Group
Gross Margin (Eur M)
Gross Margin (Eur M)
Q1 2010
Q1 2011
+1.0%
+1.0%
3,224.5
3,255.7
Basic Margin (Eur M)
Basic Margin (Eur M)
Q1 2010
Q1 2011
+0.9%
+0.9%
3,292.3
3,321.0
Revenues increase 10.4% to Eur 8,483.7 M,
and Procurements up 18.0% to Eur 5,149.3 M

Levies up 18.9% to Eur 262.9 M
due to the Spanish Liberalised Business
Net Operating Expenses* improve by 12.1% to Eur 784.7 M
and Recurring Net Operating Expenses by 7% driven by cost control and efficiency gains
21 21
Net Operating Expenses - Group
Net Operating Expenses
Net Operating Expenses
% v
Q1 2010
Q1 2011
Eur M
Total
784.7 -12.1%
-18.7%
-5.1%
376.9
407.8
Net External
Services
Net Personnel
Expenses
*Excludes Levies
Operating Highlights
Operating Highlights
Net Personnel Expenses:
Cost control
External Services:
Cost reduction basically in US Networks
AGM attendance premium to be paid in Q2
Other Operating Income:
Positively affected by IFRIC 18

…
… and up 4.9% on a like-for-like basis, considering
the impacts of the assets disposed and exchange rate movements
Higher margin (+0.9%) and cost improvements (-12.1%)
drive EBITDA up 4.4% (Eur 2,273.3 M) …
22 22
EBITDA - Group
+4.9%
Like-for-like
EBITDA
Reported
EBITDA
+55.2
+4.4%
Eur  M
EBITDA
Basic Margin
Q1 2011
Q1 2011
Net. Op. Exp.
% v Q1
% v Q1
2010
2010
3,321.0
2,273.3 +4.4%
-784.7 -12.1%
+0.9%
FX
Impact
Levies
-262.9 +18.9%
-43.8
2,284.7
2,273.3
Impact of
assets disposed

… as more stable businesses (Networks and Renewables)
compensate for the more volatile businesses (Liberalised)
Group EBITDA up 4.4% as Iberdrola’s diversified business
model delivers low risk growth …
23
EBITDA - Business
+23.8%
-14.1%
+2.6%
23
Networks
Liberalised
Renewables 452.7
843.8
779.1
Q1’11 EBITDA (Eur M)
EBITDA Breakdown
EBITDA Breakdown
Renewables
Liberalised
Networks
19.9
%
34.3%
37.1%
Brazil
6.2%
+4.0%
Brazil 140.3
Other Business
2.5%

…
…
with significant growth in all geographies
with significant growth in all geographies
Networks EBITDA up 23.8% to Eur 843.8 M …
24 24
Results By Business
Networks
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Q1 2011
Q1 2011
EBITDA
Gross Margin
Net Op. Exp.
% v
% v
Q1 2010
Q1 2010
EBITDA Breakdown
EBITDA Breakdown
Spain
+35.4%
USA
+11.1%
United
Kingdom
+18.9%
+5.9% 1,161.2
-29.8% -217.5
+23.8% 843.8
225.0
399.4
219.4

…
…
that will be homogenized by Q4
that will be homogenized by Q4
EBITDA up 35.4% to Eur 399.4 M
due to new regulatory framework …
25 25
Results By Business
Networks Spain
Financial Highlights (Eur M)
Financial Highlights (Eur M)
EBITDA
Gross Margin
Q1 2011
Q1 2011
Net Op. Exp.
% v
% v
Q1 2010
Q1 2010
508.8
399.4
+15.8%
+35.4%
-89.2 -28.6%
Operating Highlights
Operating Highlights
Higher  regulated revenues:
Higher  regulated revenues:
+19.2% v Q1 2010
+19.2% v Q1 2010
Lower Net Op. Expenses due to:
Lower Net Op. Expenses due to:
Cost control and IFRIC 18
Cost control and IFRIC 18

Net Operating Expenses up 38.9% as cost capitalisation is impacted
Net Operating Expenses up 38.9% as cost capitalisation is impacted by capex timing differences, which will unwind during 2011
by capex timing differences, which will unwind during 2011
EBITDA up 18.9% to Eur 219.4 M
due to higher investments (+16%) and efficiencies
26 26
Results By Business
Networks United Kingdom
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Q1 2011
Q1 2011
% v
% v
Q1 2010
Q1 2010
277.3
219.4
+22.2%
+18.9%
-34.6
+38.9%
EBITDA
Gross Margin
Net Op. Exp.
Operating
Highlights
GBP: +4.0%
FX
FX
Impact
Impact
Highlights of the Period
Highlights of the Period
Lower energy
distributed
Higher revenues
due to higher
Investments

… as positive evolution of the business, especially due to efficiency measures, offsets the sale of Connecticut gas companies
EBITDA in Euros under IFRS up 11.1% to Eur 225.0 M …
27 27
Results By Business
Networks USA
Financial Highlights
Financial Highlights
Q1 2011
Q1 2011
EBITDA
Gross Margin
Net Op. Exp.
% v
% v
Q1 2010
Q1 2010
-12.8% 375.1
-41.4% -93.7
+11.1% 225.0
Eur M
225
EBITDA
Q1 ‘10
EBITDA
Q1 ‘11
Business
Improv.
+40
IFRS
Adjust.
+20
202
EBITDA Impacts
EBITDA Impacts
Fx
Impact
+6
Gas
Connecticut
-43

… does not compensate weak UK results
Liberalised Business EBITDA down 14.1% to Eur 779.1 M
as strong performance in Spain …
28 28
Results By Business
Liberalised Business
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Levies
Basic Margin
Net Op. Exp.
EBITDA Breakdown
EBITDA Breakdown
Spain
+10.0%
Mexico
-1.4%
89.7
541.0
148.4
-6.8% 1,254.4
-2.3% -335.1
+45.8% 140.3
EBITDA
-14.1% 779.1
United
Kingdom
-54.2%
Q1 2011
% v
Q1 2010

2011:
2011:
64
64
TWh
TWh
of
of
production
production
already
already
sold
sold
above
above
Eur
Eur
56/MWh
56/MWh
2012:
2012:
26
26
TWh
TWh
of
of
production
production
already
already
sold
sold
above
above
Eur
Eur
60/MWh
60/MWh
EBITDA increases 10.0% to Eur 541.0 M
due to better margins (+12.4%) and cost control (+1.6%)
29 29
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Basic Margin
Q1
2011
% v
Q1 2010
859.7
541.0 +10.0%
-183.6 +1.6%
+12.4%
Results by Business
Liberalised Business Spain
Operating Highlights
Operating Highlights
82% of Q1’11 ordinary regime output
is emission free
2012 Spanish forward**at Eur 53/MWh
10% below European average
*Iberdrola average power price for the Spanish System includes spot and forward sales and retail margin for Q1 2011
** As of 31 March 2011
-15% lower output due mainly to
-25% lower hydro production
Hydro reserves close to 80%
Margin improvement: Higher prices
(Achieved Price* Eur 60/MWh)
more than offset higher Procurement costs EBITDA
Net. Op. Exp.

-135.1
Q1 2009 Q1 2011
-76.8
Eur  M
Q1 2010
-92.7
Liberalised Business Spain - Levies
Levies up 45.7% v Q1’10 to Eur 135.1 M (25% of EBITDA), due to
Social Bonus, nuclear taxes and energy saving and efficiency plan
Levies in Spanish Liberalised Business
have almost doubled in 2 years
30

…
…
as Q1 ‘10 showed strong results especially from retail gas due to the cold winter as Q1 ‘10 showed strong results especially from retail gas due to the cold winter
Forward curves indicate possible tariff increases during 2011
Forward curves indicate possible tariff increases during 2011
EBITDA is down 54.2% to Eur 148.4 M
due to lower output and margins …
31 31
Results By Business
Liberalised Business United Kingdom
Financial Highlights (Eur M)
Financial Highlights (Eur M)
EBITDA
Basic Margin
Q1 2011
Q1 2011
Net Op. Exp.
% v
% v
Q1 2010
Q1 2010
281.8
148.4
-39.4%
-54.2%
-128.8 -6.8%
Operating Highlights
Operating Highlights
Net Operating Expenses improve 6.8%
due to External Services
and maintenance costs reduction
Lower Power&Gas margins
as higher commodity costs
are not offset by prices
Situation should improve during 2011
Lower sales v Q1 2010 (-11%):
Power -4%
Gas -12%

… as improved operating results (+9.0%)
are offset by the sale of Guatemala in 2010
Mexico EBITDA is down -1.4% to Eur 89.7 M …
32 32
Results By Business
Liberalised Business Mexico
Financial Highlights (Eur M)
Financial Highlights (Eur M)
EBITDA
Gross Margin
Q1
Q1
2011
2011
Net Op. Exp.
% v
% v
Q1 2010
Q1 2010
-2.2% 112.9
-5.7% -22.7
-1.4% 89.7
Operating
Highlights
USD: +2.8%
FX
FX
Impact
Impact
Highlights of the Period
Highlights of the Period
Asset Sales
Higher availability

33 33
Results By Business
Renewables
*Homogeneous, net of PTCs ** Include Levies
Renewables EBITDA up 9.3% to Eur 428.3 M,
due to 12.1% higher output (7,636 GWh) …
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Operating Highlights
Operating Highlights
OPEX per average operating MW
improves by 1.5%
EBITDA
Gross
Margin
Net Op.
Expenses**
Renewables Renewables
Gas Gas
TOTAL TOTAL
35
24
-11
604
453
-151
+5%
+3%
+13%
-42%
-50%
+11%
+9%
+14%
569
428
-140 0%
…
…
that is partially offset by weak contribution of Gas Business (-50.4%), that is partially offset by weak contribution of Gas Business (-50.4%), driving Iberdrola Renovables EBITDA up 2.6% to Eur 452.7 M
driving Iberdrola Renovables EBITDA up 2.6% to Eur 452.7 M
Operating Capacity +16.6% to 12,584 MW
Installed Capacity +13.6% to 12,834 MW
Average price*
Eur 71.6/MWh v Eur 73.5/MWh in Q1 ’10

34 34
Results By Business
Brazil
Highlights of the Period
Highlights of the Period
Financial Highlights (Eur M)
Financial Highlights (Eur M)
EBITDA
192.4
140.3
+8.7%
+4.0%
-51.4
+24.8%
Brazil EBITDA increases 4.0% to Eur 140.3 M …
Net Op. Exp.
Gross Margin
Q1 2011
Q1 2011
% v
% v
Q1 2010
Q1 2010
Operating
Highlights
FX
FX
Impact
Impact
Brazil Demand: +7.5%
New hydro capacity
Lower settlements
in Q1’11
Brz Real: +10.2%
…
…
due to good operating performance, as Real revaluation (Eur +14 due to good operating performance, as Real revaluation (Eur +14
M)
M)
is more than offset by lower settlements in Q1’11 (Eur -21 M)
is more than offset by lower settlements in Q1’11 (Eur -21 M)

…
…
that compensates the weakness in other businesses
that compensates the weakness in other businesses
EBITDA up 38.6% to Eur 55.6 M driven by a
strong margin improvement in Engineering&Construction in Q1 …
35 35
Results By Business
Other Businesses
Financial Highlights (Eur M)
Financial Highlights (Eur M)
Q1 2011
Q1 2011
% v
% v
Q1 2010
Q1 2010
Gross Margin Breakdown
Gross Margin Breakdown
Non
Energy
Other
Engineering &
Construction
81%
5%
+12.0% 124.1
-5.3% -65.4
+38.6% 55.6
14%
EBITDA
Gross Margin
Net Op. Exp.

EBIT - Group
-670.4 +4.4%
+5.2%
-34.7 -7.7%
EBIT
EBIT
Q1 2010
Q1 2011
+4.4%
+4.4%
1,535.9
1,602.9
Eur M
Group EBIT up 4.4% to Eur 1,602.9 M
D&A and Provisions up 4.4% to Eur 670.4 M
due to renewables and IFRIC 18
Q1 2011
% v
Q1 2010
D&A
Provisions
Total
-635.7
36

37 37
Net Finance Costs - Group
-226.5
Q1 ‘10 Net
Finance
Costs
Q1 ‘11 Net
Finance
Costs
Interest
Cost
-297.5
Tariff Deficit
Interests
-8.2
Derivatives,
FX & others
Eur  M
Finance cost
from debt
evolution
-7.6
+3.0
-58.3
-292.4
Change in
average debt
FX derivatives due to P&L hedging policy
are behind the financial expenses improvement (23.9%) …
…
…
as debt related cost improves slightly
as debt related cost improves slightly
due to stable interest cost (4.28%) and average debt
due to stable interest cost (4.28%) and average debt

38 38
Reported Net Profit - Group
Gross Non Recurring Results
Gross Non Recurring Results
Eur  M
62.9 62.9
21.2 21.2
Q1 2010
Q1 2010 Q1 2011
Q1 2011
-66.3%
-66.3%
Net Profit
Net Profit
921.7
+10.1%
+10.1%
1,014.8
Q1 2010 Q1 2011
Taxes down 6.4% basically due
to the lower Corporate Tax
Rate in UK
…
…
as lower taxes compensate lower Non Recurring Results
as lower taxes compensate lower Non Recurring Results
Reported Net Profit is up 10.1% to Eur 1,014.8 M
Reported Net Profit is up 10.1% to Eur 1,014.8 M
Recurring Net Profit is up 10.0% to Eur 932.5 M …

39 39 Agenda Analysis of results Analysis of results Conclusion Conclusion Highlights of the period Highlights of the period Financing Financing

Tariff Deficit
40
* Includes interest of Eur 14 M relating to the 2006, 2008, 2009 & 2010 tariff deficits
5,249
IBE Total
Net Tariff Deficit
At Dec 10
-62
+245*
Q1‘11
Net
Tariff
Deficit
Funds
Collected
Q1 ‘11
IBE Total
Net Tariff Deficit
Q1 ‘11
3,628
Tariff
deficit
securitised
-1,804
Tariff Deficit falls to Eur 3,628 M at the end of Q1 2011
We expect the process to restart in May, with issues every 5/6
We expect the process to restart in May, with issues every 5/6 weeks
weeks

41
Including
Tariff Deficit
Excluding
Tariff Deficit
Q1 2011 Leverage
Q1 2011 Leverage
Q1 2011 Net Debt and Equity
Q1 2011 Net Debt and Equity
Tariff Deficit
Tariff Deficit
Equity
Equity
3,628
3,628
34,389
34,389
Adjusted Net Debt
Adjusted Net Debt
26,906
26,906
43.9%
43.9%
40.4%
40.4%
Eur M
3,784
3,784
30,184
30,184
29,666
29,666
Financing – Adjusted Leverage
Adjusted Net Debt
Adjusted Net Debt
Ex deficit
Ex deficit
23,278
23,278
25,882
25,882
Leverage improves to 40.4% at March 2011 v 46.2% at March 2010 excluding tariff deficit and to 43.9% at Q1 ’11 v 49.6% at Q1 ’10 including tariff deficit …
Q1 ‘11 Q1‘10
... Equity rose 14.1% to Eur 34.4 bn

42
Financing – Financial Ratios
(1) Including TEI but excluding Rating Agencies Adjustments / (2) FFO = Net Profit + Amortiz.&Prov. – Equity Income – Net Non Recurring Results – Fin. Prov. / (3) RCF = FFO – Dividends
20.4%
20.4%
17.8%
17.8%
24.9%
24.9%
Q1’10 Q1’11
21.6%
21.6%
14.0%
14.0%
12.2%
12.2%
21.9%
21.9%
Q1’10 Q1’11
19.0%
19.0%
Credit metrics improve strongly, even including the tariff deficit, ...
FFO
(2)
/Net Debt
(1)
(%)
RCF
(3)
/Net Debt
(1)
(%)
... and are well positioned within the A-/A3 rating bands
... and are well positioned within the A-/A3 rating bands
Excluding Tariff Deficit
Including Tariff Deficit

Eur 10.7 bn Liquidity after Elektro payment …
43
Financing – Liquidity
Limit
Cash & Short Term Fin. Invest.
2012
Total Credit Lines
Withdrawn Available
1,101 1,041
3,378
60
Eur M
8,275 205 8,480
2013
2,279 2,134 145
2011
2,950 2,950 -
Total Adjusted Liquidity
10,737
Credit Line Maturities
2014+
2,150 2,150 -
March EMTN (April settlement)
750
Elektro payment (April 27)
-1,666
… enough to cover 18 months financing needs
including Treasury Stock buy-back for IBR shareholders*
* Subject to the approval of the merger by the General Shareholders Meetings of Iberdrola and Iberdrola Renovables

In Q1 Iberdrola has raised Eur 1.5 bn through two successful bond issues plus Eur 1.8 bn collected from tariff deficit securitisation
44
Financial Profile
Iberdrola debt maturity profile*
Average maturity of
debt
5.8
Q1 2010 Q1 2011
6.1
*Does not include drawn credit lines
**Includes commercial paper outstanding balance and March 2011  6 year EMTN bond (April settlement)
Eur M
Q2 Q3 Q4
3,168
3,585
2,455
3,724
14,576
630
143
2,395
2014 2016 &
Onwards**
3,222
2015
2012 2013 2011

45 45 Agenda Analysis of results Analysis of results Conclusion Conclusion Highlights of the period Highlights of the period Financing Financing

46 Conclusion: Q1 2011 Results 46 Gross Margin growth in a complex environment Operating efficiency improvement Financial Expenses reduction Operating Cash Flow up 11% Reaffirming 2011 outlook

47
Conclusion
47
•Assuming that all the holders of the freely assigned rights opted to receive cash dividends under the two issuances carried out by Iberdrola under the “Iberdrola Scrip
Dividend” programme
A business model where everybody wins
Shareholders
2000-2010 Total Return: 158%
Eur 10 bn in dividends*
Employees
Training: 1 M hours in 2010
Customers
45% improvement in quality of
service in the 2000-2010 period
Suppliers
Purchases for over Eur 14 bn in 2010
Society
2010: Eur 3.5 bn in Tax
contribution and Eur 130 M in
R+D+i